UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2019

Live Ventures Incorporated

(Exact Name of Registrant as Specified in Charter)

Nevada	001-33937	85-0206668
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 E. Warm Springs Road, Suite 102
Las Vegas, NV 89119

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (702) 997-5968

_________________Not Applicable___________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	LIVE	The NASDAQ Stock Market LLC (The NASDAQ Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 1, 2019, Marquis Affiliated Holdings LLC (the “Purchaser”), a subsidiary of Live Ventures Incorporated (the “Company”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Lonesome Oak Trading Co., Inc. (“Lonesome Oak”), and J. Chadwick McEntire (“McEntire”). Pursuant to the Purchase Agreement, the Purchaser will acquire from McEntire all of the issued and outstanding shares of capital stock of Lonesome Oak. The transaction value under the Purchase Agreement is approximately $14.0 million. In addition, following the closing of the transaction, Lonesome Oak will be leasing back from McEntire certain properties owned by affiliates of McEntire that will be used in Lonesome Oak’s operations. The Purchaser will hold back $1.2 million of the purchase price (the “Holdback Amount”) to satisfy claims for indemnity arising out of breaches of certain representations, warranties, and covenants, and certain other enumerated items, if any. In connection with the closing of the transaction, McEntire will enter into an employment agreement with a five-year term and will serve as Lonesome Oak’s Executive Vice President pursuant to the terms thereof. Lonesome Oak had gross revenues of approximately $48.0 million for its 2018 fiscal year. At the date of signing, Lonesome Oak had approximately 280 employees. The Company expects to achieve a certain amount of synergies following the acquisition of Lonesome Oak. The parties expect that the transaction will close within the Company’s first fiscal quarter, subject to customary closing conditions.

The Purchase Agreement contains customary representations, warranties, and covenants. Subject to certain exceptions, McEntire has agreed to indemnify the Purchaser for breaches of certain representations, warranties, and covenants, and certain other enumerated items, if any. Indemnification by McEntire for breaches of certain representations and warranties is generally limited to the Holdback Amount. The Purchase Agreement contains a three-year non-competition covenant and non-solicitation covenant that apply to McEntire. The Purchaser may terminate the Purchase Agreement any time prior to closing if, among other reasons, the transaction is not closed by December 31, 2019.

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending September 30, 2019.

Item 7.01.	Regulation FD Disclosure.

On November 6, 2019, the Company issued a press release announcing the acquisition of Lonesome Oak, a copy of which is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties, including when the acquisition of Lonesome Oak will close and the achievement of any synergies following the closing of the acquisition of Lonesome Oak. You can identify forward-looking statements because they contain words such as “subject to,” “expect” or similar expressions that concern the Company’s strategy, plans or intentions.  Any statement we make relating to the closing date of the transaction described herein is a forward-looking statement. Forward-looking statements are based on the Company’s current expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from the Company’s expectations are set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, as revised or supplemented by its subsequent quarterly reports on Form 10-Q or its subsequent current reports on Form 8-K, as well as any amendments thereto.

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Item 9.01.	Financial Statements and Exhibits.

(d)        Exhibits

Exhibit No.	Description
99.1	Press Release of Live Ventures dated November 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE VENTURES INCORPORATED

By: /s/ Jon Isaac
Name: Jon Isaac
Title: President and Chief Executive Officer

Dated: November 6, 2019

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